Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-140580) pertaining to the resale of 8,333,333 shares of Unifi, Inc. common stock;
of our report dated August 30, 2007, with respect to the financial statements of Yihua Unifi Fibre Industry Company Limited included in the Annual Report (Form 10-K) for the year ended June 24, 2007.
/s/ Ernst & Young Hua Ming
Shanghai, The People’s Republic of China
September 4, 2007
This branch is authorized by Ernst & Young Hua Ming Head Office for execution of its business on its behalf.